Exhibit 99.1

Barnes & Noble Education Strengthens Leadership Team with the Appointment of Christopher Neumann as General Counsel & Corporate Secretary and Gary Luster as Chief Accounting Officer

March 6, 2025, Basking Ridge, NJ—Barnes & Noble Education, Inc. (NYSE: BNED), a leading solutions provider for the education industry, today announced the appointment of Christopher Neumann as General Counsel & Corporate Secretary and Gary Luster as Chief Accounting Officer, effective March 3, 2025.

Christopher Neumann – General Counsel & Corporate Secretary

Mr. Neumann joins BNED from Six Flags — a NYSE listed public company that operates an extensive portfolio of large-scale amusement and water parks across the United States, Canada, and Mexico — where he served as General Counsel & Corporate Secretary and led the legal and corporate governance functions in a fast-moving and highly dynamic industry, including through Six Flags’ $8 billion merger with Cedar Fair. Prior to that, he served as Vice President, Deputy General Counsel for Kaplan, an international educational services company, where he gained significant experience and knowledge within the education industry while overseeing Kaplan’s North American legal function.

Mr. Neumann’s expertise in driving strategic initiatives and enterprise-wide growth at complex public and private companies will be instrumental in strengthening BNED’s legal framework, business strategy, governance, and risk management.

Mr. Neumann holds a BS in Business Administration from the University of Vermont and earned his JD from St. John’s University School of Law, where he graduated magna cum laude and served on the St. John’s Law Review.

Gary Luster – Chief Accounting Officer

Mr. Luster joins BNED with an extensive background in accounting and finance, having successfully led enterprise-wide financial transformations, optimized reporting structures, and implemented robust financial controls to support business growth. His experience across large-scale, multi-location retailers such as TerrAscend, Capri Holdings (which owns Michael Kors, Versace, and Jimmy Choo), Tiffany & Co., and the former consumer health division of Novartis gives him unique insights into navigating complex financial operations, ensuring compliance, and driving strategic decision-making. Mr. Luster’s leadership and financial expertise will be key in elevating BNED’s business strategy, improving operational efficiencies, and ensuring long-term fiscal resilience.

Mr. Luster holds both a BA and MBA from Rutgers University and is a Certified Public Accountant (CPA).

“Chris and Gary significantly enhance the depth and capabilities of BNED’s leadership team as we continue to drive operational improvements across our business,” said Jonathan Shar, Chief Executive Officer, BNED. “Their extensive experience and proven track records in their respective fields will be instrumental in strengthening the company. Their leadership will play a crucial role in optimizing our processes, mitigating risk, and aligning our strategies with industry best practices — which will position BNED for long-term growth and enhanced shareholder value.”

ABOUT BARNES & NOBLE EDUCATION, INC.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access, and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services, academic solutions, wholesale capabilities, and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty, and institutions as they make tomorrow a better and smarter world. For more information, visit www.bned.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, which include but are not limited to the anticipated benefits of the appointment of Christopher Neumann as General Counsel & Corporate Secretary and Gary Luster as Chief Accounting Officer. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, but not limited to: the ability to successfully integrate new members of our leadership team; our ability to retain members of our leadership team and other key employees; as well as other risks related to the growth of our business. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in the Company’s Annual Report on Form 10-K for the year ended April 27, 2024 as filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and we do not intend to update these forward-looking statements after the date of this press release, except as required by law.

Media Contact:

Judith Buckingham

Corporate Communications

Barnes & Noble Education

jbuckingham@bned.com